     As filed with the Securities and Exchange Commission on July 23, 1996

                                              Registration No. 333-_______

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            -----------------------


                              INTEG INCORPORATED
            (Exact name of registrant as specified in its charter)

           Minnesota                                              41-1670176
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

          2800 Patton Road
        St. Paul, Minnesota                                        55113
(Address of Principal Executive Offices)                        (Zip Code)


            INTEG INCORPORATED 1990 INCENTIVE AND STOCK OPTION PLAN
            INTEG INCORPORATED 1991 INCENTIVE AND STOCK OPTION PLAN
       INTEG INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                                      AND
              INTEG INCORPORATED 1996 DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plans)

                                                            Copy to:
          Frank A. Solomon                          Kenneth L. Cutler, Esq.
          Integ Incorporated                        Dorsey & Whitney LLP
          2800 Patton Road                          Pillsbury Center South
          St. Paul, Minnesota 55113                 220 South Sixth Street
    (Name and address of agent for service)   Minneapolis, Minnesota 55402-1498

                                (612) 639-8816
         (Telephone number, including area code, of agent for service)

                            -----------------------


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                     Proposed maximum     Proposed maximum     Amount of
Title of securities to be            Amount to be   offering price per   aggregate offering   registration
      registered                      registered       share/(1)/             price/(1)/          fee
- ----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.......    2,213,333      $9.125              $20,196,663        $6,965
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on July 17, 1996.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

               The following documents, which have been filed by Integ Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

               (1) The Company's final Prospectus, dated June 26, 1996, filed in connection with the Company's Registration Statement on Form S-1 (File No. 333-4352);

               (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 2, 1996 (File No. 0-28420), and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Section 302A.521 of the Minnesota Business Corporation Act ("MBCA") provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

               The Company's Amended and Restated Articles of Incorporation limit the liability of its directors to the full extent permitted by the MBCA, and the Company's Amended Bylaws require that the Company indemnify all directors and officers for such expenses and liabilities to the extent as permitted by the MBCA.

Item 8.  Exhibits.
         --------

     4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     4.3  Form of Certificate of Common Stock (incorporated by reference to
          Exhibit 4.1 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     4.4 Form of Stock Warrant for Shares of Common Stock (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     4.5 Form of Stock Warrant for Shares of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     4.6 Form of Purchase Warrant for Shares of Series E-2 Convertible Preferred Stock (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     4.7 Warrant to Purchase Shares of Common Stock, dated March 27, 1996, to Venture Lending & Leasing, Inc. (incorporated by reference to Exhibit
          4.5 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     4.8 Registration Rights Provisions applicable to shares of Preferred Stock which were automatically converted into Common Stock upon the closing of the Company's initial public offering on July 1, 1996 (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-1, dated May 2, 1996, as amended on May 20, 1996 and June 7, 1996 (File No. 333-4352))

     5.1  Opinion of Dorsey & Whitney LLP

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)

     24.1 Powers of Attorney

Item 9.   Undertakings.
          ------------

     A.   Post-Effective Amendments.
          -------------------------

          The undersigned issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.  Subsequent Documents Incorporated by Reference.
              ----------------------------------------------

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.  Claims for Indemnification.
              --------------------------

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 23, 1996.

                                     INTEG INCORPORATED



                                     By: /s/ Frank A. Solomon
                                        ----------------------------------
                                         Frank A. Solomon
                                         President and Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on July 23, 1996.

         SIGNATURE                              TITLE
         ---------                              -----


/s/Frank A. Solomon                 President, Chief Executive Officer
- -------------------------------     and Director
   Frank A. Solomon                 (principal executive officer)


/s/ Ronald M. Nelson                Chief Financial Officer
- -------------------------------     (principal financial and accounting
    Ronald M. Nelson                officer)



 MARK B. KNUDSON, Ph.D*             Director
 FRANK B. BENNETT*                  Director
 TIMOTHY I. MAUDLIN*                Director
 TERRANCE G. MCGUIRE*               Director
 ROBERT R. MOMSEN*                  Director
 ROBERT S. NICKOLOFF*               Director
 WALTER L. SEMBROWICH, Ph.D*        Director


 *By /s/ Frank A. Solomon
     ---------------------
     Frank A. Solomon
     Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number     Exhibit                                                          Page
- ------     -------                                                          ----

5.1        Opinion of Dorsey & Whitney LLP

23.1       Consent of Ernst & Young LLP

23.2       Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)

24.1       Powers of Attorney